EXHIBIT 7

Letter from Auditor regarding Non-Reliance on a Previously Issued Audit Report or Completed Interim Review

Child, Van Wagoner & Bradshaw, PLLC
5296 South Commerce Drive, Suite 300
Salt Lake City, Utah  84107-5370
(801) 281-4700

August 19, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC is the independent auditor  for ACCESSKEY IP, INC. (“the Company"). We have read the Company's statements included under Item 4.02 of its Form 8-K dated August 19, 2009, and agree with such statements.

Very truly yours,

/s/ Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC